Exhibit 10.11

CONTRACT NO. KP-604

AGREEMENT FOR

VACUUM ASSISTED BREAST BIOPSY

NEEDLE, SYSTEM, AND ACCESSORY

PRODUCTS

between

KP SELECT, INC.

and

SENORX, INC.

DATED: April 1, 2005

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

This Agreement for Vacuum Assisted Breast Biopsy Needle, System, and Accessory Products (the “Agreement”), effective as of April 1, 2005 (the “Effective Date”), is between KP Select, Inc., a Delaware corporation with offices at 13727 Noel Road, Suite 1400, Dallas, Texas 75240 (“KPS”), and SenoRx, Inc., a Delaware corporation with offices at 11 Columbia, Aliso Viejo, California 92656 (“Supplier”).

KPS operates a group-purchasing program through which KPS negotiates contracts for certain Products on behalf of health care providers (including hospitals, physician offices, nursing homes, ambulatory surgery centers, home care agencies, diagnostic imaging centers, long-term care facilities, etc.) that designate KPS as their group-purchasing agent (the “Customers”). Customer also includes a parent corporation of a health care provider or third party agent that enters into an agreement with KPS designating KPS as the purchasing agent of the health care provider.

Supplier is a vendor of the products and related services listed on Exhibit A (the “Products”) and desires to enter into this Agreement to allow the Customers to purchase the Products.

In consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the adequacy and receipt of which are acknowledged. KPS and Supplier agree that Supplier shall provide Products to Customers under the following terms and conditions:

SECTION 1

TERM OF AGREEMENT

This Agreement remains in effect for a period of three years, commencing on the Effective Date and expiring on March 31, 2008 (the “Term”), unless terminated earlier or extended later as provided in this Agreement.

SECTION 2

PARTICIPATION

2.1 Qualification for Participation. Customers (including entities that become Customers after the Effective Date) may purchase Products pursuant to the terms of this Agreement. Any Customer that withdraws or is terminated as a Customer may not purchase Products pursuant to the terms of this Agreement.

2.2 List of KPS Customers. KPS shall provide Supplier with a list of Customers (in electronic format) as of the Effective Date, and shall provide regular updates.

2.3 Termination of Existing Contracts. Any Customer that wishes to purchase Products under this Agreement may, at its option and without any penalty or cost, terminate any existing

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contract or other arrangement with Supplier for the same Products. Supplier shall not directly or indirectly contract with any Customer for Products.

2.4 Responsibility and Liability. Each Customer is liable directly to Supplier for all payments and any other obligations with respect to Products. Supplier is solely responsible for invoicing Customers for Products. Except as set forth in this Agreement, KPS has no liability, responsibility, or performance obligations to Supplier relating to any Products.

SECTION 3

PRICING, ORDERING, AND DELIVERY

3.1 Pricing and Payment.

3.1.1 Firm Pricing. The prices for each of the Products that Supplier offers for sale to Customers under this Agreement are set forth on Exhibit A. Supplier shall not increase these prices during the Term. Supplier must not invoice Customer for any charges not identified on Exhibit A: for example, Supplier must not charge Customer for any shipping or freight charges, late fees, or for any other fees or surcharges. The Product systems identified on Exhibit A (each a “Product System”) are a subset of Products.

3.1.2 Pricing and Other Data. Supplier shall provide KPS with pricing information in an EDI 832 equivalent format, or in Excel format set forth under Section I of Exhibit B. KPS and Supplier shall mutually agree upon the method of transmission of this pricing data. In addition, Supplier shall provide the cross-reference file layout, product attributes file layout, and product categorization file layout information set forth in Sections II, III, and IV of Exhibit B.

3.1.3 Pricing on New Products. If Supplier begins to sell a similar product not listed on Exhibit A, Supplier shall notify KPS and each Customer within 30 days of governmental approval or Supplier’s release of the product. KPS and Supplier shall promptly amend Exhibit A to add the new Product(s) at a mutually agreed upon price.

3.1.4 Favorable Pricing. The prices, terms, and conditions under this Agreement must be equal to or better than those offered to any other customer of Supplier. If Supplier is not in compliance, KPS and Supplier shall amend this Agreement to provide the more favorable terms.

3.1.5 Market Price. If KPS determines that (a) there occurred a material change in the market affecting a Product, and (b) that market change resulted in a market price for that Product that is lower than the price set forth on Exhibit A; then, upon notice from KPS, Supplier must offer new pricing for that Product that is no greater than the new market price within 30 days after receiving KPS’ notice.

3.2 Distribution. If any Products are purchased through an authorized distributor, all taxes, ordering, and delivery terms are governed by the applicable terms of the Customer’s agreement with the distributor.

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3.3 Taxes on Direct Purchases. Supplier shall calculate and pay any applicable local and state sales tax or other taxes with respect to the direct purchase of Products. Unless the applicable Customer is tax-exempt, these taxes may be billed to the Customer if correctly and accurately reflected on the invoice.

3.4 Ordering and Delivery for Direct Purchases.

3.4.1 Purchase Orders. Customer may place purchase orders for Products by telephone, fax, or through electronic order entry directly through Supplier at:

SenoRx, Inc.

11 Columbia

Aliso Viejo, California 92656

Telephone No.: 949.362.4800

Fax No.: 949.362.3519

www.senorx.com

There are no minimum order requirements for Products, however orders may only be placed in Supplier’s standard sale unit of measure.

3.4.2 Payment. Payments for Products are due from Customers within [***] of receipt of the invoice. Supplier must accept any commercially reasonable form of payment from Customer, including payment by Customer’s credit card or procurement card.

3.4.3 Delivery. All Products must be delivered to the Customer’s place of business or any other location specified by Customer not more than [***] after Supplier’s receipt of the Customer’s order for Product. All prices set forth on Exhibit A include shipping (all Product purchases are F.O.B. Destination). Upon Customer’s written request, Supplier will ship Products “freight collect” to Customer using the carrier and billing information provided by Customer. If Customer orders overnight delivery of any Product, Supplier must prepay all shipping charges, but Supplier may charge Customer for the difference between the Supplier’s cost for standard shipping of the Product and Supplier’s cost for overnight delivery of the Product, if Supplier correctly sets forth the shipping cost difference as a separate line item on Supplier’s invoice to Customer. If Supplier fails for any reason to ship the Product within the applicable timeframe, then Supplier must (a) ship the Product via overnight delivery service as soon as the Product is available to ship, and (b) prepay all shipping charges (and Supplier must not charge Customer any amount for shipping the Product via overnight delivery service). The risk of loss of the Products does not pass to the Customer until the Customer accepts the Products.

3.4.4 Failure to Supply. In the event Supplier fails to perform its obligations under this Section, Customer may purchase comparable products from another source with prior authorization from Supplier. Supplier will remit the difference between the price of the contracted Product as shown on Exhibit A and the comparable product to the Customer within 30 days of receiving documentation of the amount.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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3.4.5 Returns. Customers may return Products sold by Supplier in accordance with Supplier’s return policy, set forth on Exhibit C.

SECTION 4

ADMINISTRATIVE FEES

4.1 Calculation of Administrative Fees. On a monthly basis, Supplier shall pay KPS a fee (the “Administrative Fee”) equal to [***] of the aggregate purchase price for all Products purchased by all Customers during the prior calendar month, less any credits and returns. Supplier shall pay the Administrative Fee no later than 30 days after the end of each applicable calendar month.

4.2 Rebates. If Supplier owes any rebates to any Customer under this Agreement (whether payable directly to the Customer or through KPS to the Customer), Supplier shall provide KPS with a report of the rebates in the format detailed in Exhibit D.

4.3 Monthly Reporting. Accompanying the Administrative Fee payment or any rebate payment, if applicable, Supplier shall provide KPS with monthly reports of all Products purchased by each Customer. Each report must include: (i) the start and end dates of the reporting period; (ii) each Customer’s name, address, and HIN or DEA number or both (as provided on a KPS Customer list); (iii) KPS’ contract number; (iv) sales volume per contract (subtotaled by Customer) for the reporting period; and (v) the Administrative Fees earned by KPS during the month (subtotaled by Customer). Supplier must send all monthly reporting documentation in the electronic format as detailed in Exhibit D or via KPS’ proprietary reporting software solution (“SSRS”). If Supplier chooses to use the SSRS solution, it must execute the licensing agreement and pay any applicable data integrity fees. Supplier must pay KPS its hourly fee for KPS to re-format the data Supplier sends in any format not listed here.

SECTION 5

TERMINATION

5.1 Termination for Breach or Ineligibility. In the event of a material breach of this Agreement (including any failure to pay Administrative Fees), the non-breaching party shall notify the breaching party in writing of the specific breach and shall request that it be cured. If the breaching party does not cure the breach within 30 days of the notice, the non-breaching party may terminate this Agreement by sending written notice to the breaching party. KPS may immediately terminate this Agreement if Supplier or any of Supplier’s key personnel is convicted of an offense related to health care or listed by a federal agency as being debarred, excluded, or otherwise ineligible for federal program participation.

5.2 KPS’ Right to Terminate For Convenience. Without cost or penalty, KPS may terminate this Agreement for any reason or no reason by providing 30 days’ advance notice to Supplier. This termination right is in addition to any other termination rights in this Agreement.

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***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

This provision (5.2 KPS’ Right to Terminate for Convenience) does not confer any right for Supplier to terminate the Agreement.

5.3 Effect of Termination. The termination of the Agreement by either party does not excuse either party from performing any duty or obligation assumed under the Agreement before termination, nor does termination have the effect of waiving any right either party may have to obtain performance or preclude the non-breaching party from pursuing any and all remedies available to it at law or equity.

SECTION 6

MISCELLANEOUS

6.1 KPS’ Standard Terms and Conditions. KPS’ Standard Terms and Conditions are attached as Exhibit E.

6.2 Product Specific Terms and Conditions. Additional Terms and Conditions related to the specific Products covered by this Agreement are attached as Exhibit F.

6.3 Environmental and Social Issues. Additional terms are attached as Exhibit H Supplier shall make disclosure required by Exhibit H within a reasonable time after the Effective Date unless Supplier has submitted a disclosure within the last 12 months and that disclosure remains substantially accurate.

6.4 Quality Assessment and Improvement Programs. Customer’s description of its Quality Assessment and Improvement Programs, as well as Customer’s compliance objectives with regard to JCAHO standards, federal and state regulations, and laws are set forth on Exhibit I.

6.5 Implementation plan. A material term in this Agreement is that Supplier must install Product Systems in Customers’ facilities according to certain pre-determined schedules, and at no additional cost to Customers. If Supplier fails to install Product Systems according to these schedules, it will cause significant damages to Customer.

Customer has the sole right to designate the order of locations that Supplier installs Product Systems into. Customer may alter the schedule and may slow down the installation pace at its sole discretion, without cost or penalty.

The services that Supplier must provide as part of its implementation, and the schedule for providing those implementation services are described on Exhibit J.

6.6 Maintenance Policy. Supplier’s policy for Product maintenance is set forth on Exhibit K. If requested by KPS or Customer, Supplier must provide a description of Supplier’s maintenance capabilities including Supplier’s local and regional factory-based service capabilities, the number and individual qualifications of Supplier’s service engineers (including backup service engineers), approximate response time for emergency repairs (both during regular business hours and during hours outside of regular business hours), the location of and

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approximate delivery time for primary and backup spare parts, and a description of Supplier’s factory engineering backup capabilities.

6.7 Trade-in Allowances. The trade-in allowances for used systems that Supplier must offer to each Customer (and that Customer may apply to the purchase of any new Product System) are set forth on Exhibit L. Supplier must mail a copy of any quotation involving, a trade-in allowance to KPS.

6.8 Business Continuity/Disaster Plan. As a supplier to the healthcare industry, Supplier realizes the importance of healthcare delivery during disasters. Supplier shall have a written business continuity/disaster recovery plan, for which Supplier will maintain and test all critical components on a regular basis. At the request of Customer, Supplier must provide to Customer proof of this plan.

6.9 Controlling Terms. In the event of a conflict between this Agreement and any other writing or correspondence between Supplier, KPS, and/or any Customer, the terms of this Agreement control. In the event of any internal conflict of terms within this Agreement, the term found in the part of this Agreement first listed below controls: the main body of the Agreement; Exhibit E (KPS’ Standard Terms and Conditions); Exhibit F (Standard Terms and Conditions – Products and Product Systems); Exhibit A (Products and Pricing); Exhibit L (Trade-in Allowances); Exhibit B (KPS Pricing Requirements); Exhibit D (Sales Data Report Format); Exhibit C (Supplier’s Return Policy); Exhibit G (Supplier’s Product Warranties); Exhibit J (Implementation Plan); Exhibit K (Maintenance Policy); Exhibit H (Supplier’s Environmental and Social Issues Disclosures); Exhibit I (Quality Assessment and Improvement Programs); any other exhibits provided to KPS by Supplier.

6.10 Entire Agreement. This Agreement may be executed in any number of counterparts, each of which is deemed an original but all of which constitute the same instrument. This Agreement, including all exhibits and attachments (all of which are incorporated in this Agreement by reference), constitutes the entire agreement on this subject and supersedes all previous and contemporaneous communications, representations, or agreements regarding the referenced subject matter. In the event of a conflict between this Agreement and any other writing or correspondence between Supplier, KPS, and/or any Customer, the terms of this Agreement control. This Agreement may not be modified orally, and no modification, amendment, or supplement is binding unless it is in writing and signed by authorized representatives of KPS and Supplier.

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The undersigned duly authorized representatives of the parties have executed this Agreement as of the date written below.

KP SELECT, INC.		SENORX, INC.

By:	/s/ DeAnna Herrin	By:	/s/ William F. Gearhart

Printed Name:	DeAnna Herrin	Printed Name:	William F. Gearhart

KPS Contracting Services		Its:	Vice President

Date:	2/17/05	Date:	2/17/05

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EXHIBIT A

PRODUCTS AND PRICING

(attached)

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Ex. A

Products and Pricing

Breast Biopsy Disposables

Catalog Number	Product Description	Qty/UOM	UOM	List Price		Contract Price
ST CLIP Package	ST Package: Needle, Guide, Tubing, Cannister, Clip	1	EA	$	[***]	$	[***]
US CLIP Package	US Package: Needle, Tubing, Cannister, Clip	1	EA	$	[***]	$	[***]
ST Package	ST Package: Needle, Guide, Tubing, Cannister	1	EA	$	[***]	$	[***]
US Package	US Package: Needle, Tubing, Cannister	1	EA	$	[***]	$	[***]
ECP01-10G	EnCor Stereotactic/Ultrasound Probe, 10 gauge (sterile tubing included)	1	EA	$	[***]	$	[***]
ECP01-7G	EnCor Stereotactic/Ultrasound Probe, 7 gauge (sterile tubing included)	1	EA	$	[***]	$	[***]
ECPMR01	EnCor MRI Probe & Introducer	1	EA	$	[***]	$	[***]
GMUEC011T	Marker Clip Gel Mark for EnCor titanium	1	EA	$	[***]	$	[***]
GMUEC011	Marker Clip Gel Mark for EnCor stainless	1	EA	$	[***]	$	[***]
GMUECMRT	Marker Clip Gal Mark EnCor MRI titanium	1	EA	$	[***]	$	[***]
GMUECMR	Marker Clip Gel Mark EnCor MRI stainless	1	EA	$	[***]	$	[***]
GMUTC005T	Marker Clip UltraCor for 14G titanium	1	EA	$	[***]	$	[***]
GMUTC005	Marker Clip UltraCor for 14G stainless steel	1	EA	$	[***]	$	[***]
GMUTCMRI	Marker Clip Gel Mark UltraCor MRI	1	EA	$	[***]	$	[***]
GMUTCMRIT	Marker Clip Gel Mark UltraCor MRI & Intro.	1	EA	$	[***]	$	[***]
DR ENCOR	EnCor Biopsy Driver	1	EA	$	[***]	$	[***]
DR ENCOR MR	EnCor MRI Biopsy Driver	1	EA	$	[***]	$	[***]
SCTUB3000	Tubing Set (each price) SCTUB3000 Non-sterile Tubing for Vacuum Canister (1 per day usage)	1	EA	$	[***]	$	[***]
SCCAN01	1200cc Canister (each price) SCCAN01 EnCor Canister (1200cc)	1	EA	$	[***]	$	[***]
ENCINSERT01	Guide (each price) ENCINSERT (for Fischer and Lorad)	1	EA	$	[***]	$	[***]

Breast Biopsy Instruments

Catalog Number	Product Description	Qty/UOM	UOM	List Price		Contract Price
ENCYSYS-US	ENCYSYS-US EnCor Ultrasound System (Include Vacuum System, Control Module, EnCor Biopsy Driver, Foot Pedal, Carl, Cup Holder)	1	EA	$	[***]	$	[***]
ENCYSYS-ST	ENCYSYS-ST EnCor Stereotactic System (Include Vacuum System, Control Module, Driver, Foot Pedal, Cart, Cup Holder, Fire Forward for Fischer of Lorad)	1	EA	$	[***]	$	[***]
ENCYSYS-MR	ENCYSYS-MR EnCor MRI System (Includes Vacuum System, Control Module, Driver, Fool Pedal, Cart, Cup Holder, MRI Driver)	1	EA	$	[***]	$	[***]
ENCYSYS-ST/MR	ENCYSYS-ST/MR EnCor Stereo System with additional MRI Driver	1	EA	$	[***]	$	[***]
ENCYSYS-US SUPPLEMENT	ENCYSYS-US EnCor Ultrasound System (Include Vacuum System, Control Module, EnCor Biopsy Driver, Foot Pedal, Cart, Cup Holder)	1	EA	$	[***]	$	[***]
ENCYSYS-ST SUPPLEMENT	ENCYSYS-ST EnCor Stereotactic System (Include Vacuum System, Control Module, Driver, Foot Pedal, Cart, Cup Holder, Fire Forward for Fischer or Lorad)	1	EA	$	[***]	$	[***]
ENCYSYS-MR SUPPLEMENT	ENCYSYS-MR EnCor MR System (Includes Vacuum System, Control Module, Driver, Foot Pedal, Cart, Cup Holder, MRI Driver)	1	EA	$	[***]	$	[***]
ENCYSYS-ST/MR SUPPLEMENT	ENCYSYS-ST/MR EnCor Stereo System with additional MRI Driver	1	EA	$	[***]	$	[***]

Warranties/Repairs

Catalog Number	Product Description	Qty/UOM	UOM	List Price		Contract Price
MINOR REPAIR	Minor Repair for out of warranty console	1	EA	$	[***]	$	[***]
MAJOR REPAIR	Major Repair for out of warranty console	1	EA	$	[***]	$	[***]
LOANER UNIT	Loaner unit for out of warranty console	1	EA	$	[***]	$	[***]
WARRANTY 1 YEAR	1 year extended warranty	1	EA	$	[***]	$	[***]
WARRANTY 2 YEAR	2 year extended warranty	1	EA	$	[***]	$	[***]
WARRANTY 3 YEAR	3 year extended warranty	1	EA	$	[***]	$	[***]

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

EXHIBIT B

KPS PRICING REQUIREMENTS

I. CONTRACT PRICING

A. REQUIRED FORMAT.	ASCII TAB Delimited file.

B. REPORTING FREQUENCY.	Supplier to provide initial contract pricing data at least 30 days prior to the Effective Date and shall provide updates on a monthly basis and as needed.

C. DATA REQUIREMENTS.	TAB-delimited file containing each of the following fields:

Field	Max. Length	Required	Data Type
Supplier_ID*	9	Y	Alpha
Supplier_Contract #	12	N	Alpha
KPS_Contract #	12	Y	Alpha
Contract_Eftective_Date	10	Y	MM/DD/CCYY
Supplier_Catalog#	30	N	Alpha
Product_Description	90	Y	Alpha
Manufacture_ID*	30	Y	Alpha
Manufacturer_Name	50	Y	Alpha
Manufacturer_Catalog#	30	Y	Alpha
UPC	30	N	Alpha
UPN	30	N	Alpha
NDC	30	N	Alpha
Product_Effective_Date	10	N	MM/DD/CCYY
Product_Expiration_Date	10	N	MM/DD/CCYY
Unit of Measure	2	Y	Alpha
Unit_Price	9.3	Y	Numeric
Price_Description	30	Y	Alpha
Pkg_Unit_of_Measure	2	Y	Alpha
Pkg_Qty_per_Unit	9	Y	Numeric

*	HIN (Health Identification Number) or LIC

D. FIELD DESCRIPTIONS.

Supplier_ID	A code used to identify Supplier. This identifier is used to establish a link to codes used in BroadLink. HIN (Health Industry Identifier) is preferred.

Supplier_Contract_ID	Supplier’s internal code used to identify the agreement in Supplier’s system for the Product.

KPS_Contract_ID	KPS contract identifier, assigned by KPS, used to identify the Agreement to Customers.

Contract_Effective_Date	The Effective Date.

Supplier_Catalog#	The alphanumeric or numeric identifier assigned by Supplier used to identify the Product.

Product_Description	Alphanumeric description for the Product.

Manufacture_ID*	Code used to identify the manufacturer for the specified product. HIN (Health Industry Identifier) is preferred.

Manufacturer_Name	The name of the manufacturer for the Product.

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Manufacturer_Catalog#	The alphanumeric or numeric identifier assigned by the manufacturer used to identify the specified product.

UPC	Unit Price Code.

UPN	Universal Product Number for the Product.

NDC	National Drug Code.

Product_Effective_Date	Effective Date.

Product_Expiration_Date	The expiration date as to which the Product and price is no longer available to Customers.

Price_Description	Description for the price stated. Used to identify a specific price tier in a multi-tier contract.

Pkg_Unit_of_Measure	Two-digit unit of measure to identify the packaging contents of the Products unit of measure. For example, a product is available as a case (CA), where it contains four boxes (BX). The box is the Pkg_Unit_of_Measure.

Pkg_Qty_per_Unit	Number of packages in the unit of measure. For example, a product is available as a case (CA), where it contains four boxes (BX). The number four is the Pkg_Qty_per_Unit.

Unit_of_Measure	Two-digit unit of measure for the specified Product.

Unit_Price	Unit price for the specified Product.

II. CROSS-REFERENCE FILE LAYOUT

A. REQUIRED FORMAT.	ASCII TAB Delimited file.

B. REPORTING FREQUENCY.	Supplier to provide initial cross-reference data at least 30 days prior to the Effective Date and shall provide updates on a monthly basis and as needed.

C. REPORTING DATA.	TAB-delimited file containing the following fields:

Field	Max. Length	Required	Data Type
Manufacturer ID*	9	Y	Integer
UPN	30	N	Alpha
NDC (required for drugs)	30	N	Alpha
Manufacturer Name	50	Y	Alpha
Manufacturer’s Item #	30	Y	Alpha
Product Description	90	Y	Alpha
Manufacturer ID*	9	Y	Integer
UPN	30	N	Alpha
NDC (required for drugs)	30	N	Alpha
Manufacturer Name	50	Y	Alpha
Manufacturer’s Item #	30	Y	Alpha
Product Description	90	Y	Alpha

*	HIN # or LIC # preferred

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III. PRODUCT ATTRIBUTES FILE LAYOUT

A. REQUIRED FORMAT.	ASCII TAB Delimited file

B. REPORTING FREQUENCY.	Supplier to provide initial Product attribute data at least 30 days prior to Effective Date and shall provide updates monthly and as needed.

C. REPORTING DATA.	TAB-delimited file containing the following fields:

Field	Max. Length	Required	Data Type
Manufacturer ID*	9	Y	Integer
UPN	30	N	Alpha
NDC (required for drugs)	30	N	Alpha
Manufacturer Name	50	Y	Alpha
Manufacturer’s Item #	30	Y	Alpha
Attribute Name	30	Y	Alpha
Attribute Value	256	Y	Alpha

*	HIN # or LIC # preferred

IV. PRODUCT CATEGORIZATION FILE LAYOUT

A. REQUIRED FORMAT.	ASCII TAB Delimited file.

B. REPORTING FREQUENCY.	Supplier to provide initial Product categorization data at least 30 days prior to Effective Date and shall provide monthly updates as needed.

C. REPORTING DATA.	TAB-delimited file containing the following fields:

Field	Max. Length	Required	Data Type
Manufacturer ID*	9	Y	Integer
UPN	30	N	Alpha
NDC (required for drugs)	30	N	Alpha
Manufacturer Name	50	Y	Alpha
Manufacturer’s Item #	30	Y	Alpha
Category 1	90	Y	Alpha
Category 2	90	N	Alpha
Category 3	90	N	Alpha
Category 4	90	N	Alpha
Category 5	90	N	Alpha

*	HIN # or LIC # preferred

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EXHIBIT C

SUPPLIER’S RETURN POLICY

For any Product returned to Supplier, Supplier must refund to Customer [***] in returning the Product to Supplier. Supplier must not charge Customer any restocking fee, shipping fee, handling fee, or any other fee or surcharge relating to Customer’s return of any Product.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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EXHIBIT D

SALES DATA REPORT FORMAT

A. REQUIRED FORMAT.                     ASCII Comma Delimited.

B. ADDRESS FOR PAYMENT.

ADMINISTRATIVE FEE PAYMENTS	REBATE PAYMENTS
KP Select, Inc.	KP Select, Inc.
P.O. Box 915119	P.O. Box 911220
Dallas, Texas 75391-5119	Dallas, Texas 75391-1220
E-mail: slsrpt@broadlane.com	E-mail: slsrpt@broadlane.com

Overnight Delivery Address	Overnight Delivery Address
JP Morgan Chase	JP Morgan Chase
Dallas Wholesale Lockbox Department	Dallas Wholesale Lockbox Department
Maxus Energy Tower	Maxus Energy Tower
717 North Harwood Street, 6th Floor	717 North Harwood Street, 6th Floor
Dallas, Texas 75201-6507	Dallas, Texas 75201-6507
Attn: KP Select, Inc., Lockbox 915119	Attn: KP Select, Inc., Lockbox 911220

Wire Transfer	Wire Transfer
KP Select, Inc.	KP Select, Inc.
JP Morgan Chase	JP Morgan Chase
Account #	Account #
ABA #	ABA #
Reference: (Admin. Fee, Contract Number, Payment Period)	Reference: (Rebate, Contract Number, Payment Period)

Any rebates that are paid directly by Supplier to Customers will continue to be paid directly to the Customers.

C. REPORTING DATA.                     Comma-delimited file containing the following fields:

Field	Max. Length	Required	Data Type	Sample Data
Supplier Internal Acct #
(assigned to Customer)	12	Y	Alpha	414620J00 or ABBOTT
Facility ID*	12	Y	Alpha	212840H00
Facility Name	50	Y	Alpha	Memorial Med. Center
Address	35	Y	Alpha	123 Main Street
City	15	Y	Alpha	Dallas
State	2	Y	Alpha	TX
Zip	10	Y	Alpha	75218
KPS Contract #	12	Y	Alpha	GA-001
Supplier Contract #	12	N	Alpha	TEN01
Sales Month** Begin Date	10	Y	MM/DD/YYYY	01/01/2004
Sales Month** End Date	10	Y	MM/DD/YYYY	01/31/2004
Total Sales (dollars)	9.3	Y	Numeric	20000.00
Total Fee	9.3	Y	Numeric	600.00

*	HIN (Health identification Number) or DEA number preferred.

**	Quarterly reporting must include sales detail by month

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EXHIBIT E

KPS STANDARD TERMS AND CONDITIONS

I. DEFINITIONS

Any capitalized terms that are not defined in this exhibit have the meanings set forth in the document into which this exhibit is incorporated (this “Agreement”).

II. REGULATORY MATTERS

A. Safe Harbor. Supplier shall comply with the applicable requirements of the “Discount” safe-harbor to the Federal Anti-Kickback Statute (42 U.S.C. §1320 a-7b, as amended) set forth in 42 C.F.R. 1001.952(h).

B. Federal Program Participation. The Office of Inspector General (“OIG”) Special Advisory Bulletin on the Effect or Exclusions on Participation in Federal Health Care Programs clarifies the OlG’s sanction authority to impose civil money penalties and deny reimbursement under federal health care programs of any and all products or services if products or services are provided by an excluded entity. (Federal Register, September 30, 1999, Vol. 64, No. 189, pp. 52791-52794.) The OIG Special Advisory Bulletin specifically provides that “items or equipment sold by an excluded manufacturer or supplier used in the care or treatment of beneficiaries and reimbursed, directly or indirectly, by a federal health care program violate the OlG’s exclusion.” Supplier represents and warrants that neither it, nor any of its key personnel, have been convicted of an offense related to health care or listed by a federal agency as being debarred, excluded, or otherwise ineligible for federal program participation as of the Effective Date and that Supplier shall immediately notify KPS and Customers in writing if any of these events occurs.

C. HIPAA. This Agreement and certain data that may be exchanged under this Agreement may be subject to (i) the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and Supplier may be considered a “business associate” of Customer for purposes of HIPAA and the rules and regulations promulgated under HIPAA and (ii) the Confidentiality of Medical Information Act (California Civil Code Sections 56.10 et seq,) (the “Medical Information Act”). If Customer determines that Supplier must agree to additional terms to comply with HIPAA, the Medical Information Act, or any other privacy law or regulation, Supplier will agree with Customer to those terms. If Customer and Supplier do not reach agreement, Customer may terminate its participation under this Agreement.

D. Equal Opportunity. Some Customers are government contractors and are subject to various federal laws, executive orders and regulations regarding equal opportunity, and affirmative action (“Requirements”). Some suppliers and subcontractors who contract with these Customers also must comply with these Requirements. KPS notifies Supplier that Supplier may be subject to certain Requirements and incorporates by reference the following clauses from the Federal Acquisition Regulation (FAR) at 48 C.F.R, pt. 52: (a) Equal Opportunity (Feb. 1999) at FAR 52.222-26; (b) Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and other Eligible Veterans (Dec. 2001) at FAR 52.222-35; (c) Affirmative Action for Workers with Disabilities (June 1998) at FAR 52.222-36; and (d) Small Business Subcontracting Plan (Oct. 1999) at FAR 52.219-9.

E. Safe Medical Devices Act. Supplier must notify Customer, in writing and on a quarterly basis, of any reports regarding any Product filed under the Safe Medical Devices Act of 1990 (21 U.S.C. § 301, et al.) or any other federal product safety reporting requirement.

III. AUDIT RIGHTS

A. KPS Audit of Supplier. No more than once every 12 months, Supplier shall permit KPS or an independent auditor appointed by KPS to conduct an audit of Supplier’s books and records relating to orders, invoices, sales reports, and discounts, for the sole purpose of determining whether the correct pricing has been extended to Customers and the correct Administrative Fees, service fees, or other amounts due to KPS and the Customers have been paid. The audits must be conducted upon reasonable advance notice during the regular business hours at Supplier’s principal office and in a manner not to interfere unduly with Supplier’s operations. If any audit of Supplier’s invoices or other records reveals any variance from any invoice to any Customer, Supplier shall immediately refund any excess payment received from the Customer. In addition, if any audit reveals any variance from any invoice in excess of 5% of the amount shown on the invoice, or an underpayment of Administrative Fees or service fees by more than 5%, Supplier shall reimburse KPS for all costs and expenses incurred in conducting the audit.

B. Customer Audit of Supplier. Throughout the Term, Supplier shall permit any Customer or its third-party auditor to conduct an audit of Supplier’s books and records relating to orders, invoices, sales reports, and discounts for the sole purpose of verifying correct pricing (including proper rebates) to that Customer. The audits must be conducted upon reasonable advance notice during the regular business hours at Supplier’s principal office and in a manner not to

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interfere unduly with Supplier’s operations. If any audit of Supplier’s invoices or other records reveals any variance from the invoices of the Customer initiating the audit. Supplier shall immediately refund any excess payment received from the Customer. In addition, if any audit reveals an aggregate variance from the invoices in excess of 5% of the amount shown on the invoices, then Supplier shall reimburse the Customer for all costs and expenses incurred in conducting the audit.

C. Statutory Audit Rights for Services.

1. Supplier shall, upon five days’ prior written request, grant to the Secretary of the Department of Health and Human Services (the “Secretary”), the Secretary’s duly-authorized representative, the Comptroller General of the United States, or the Comptroller General’s duly-authorized representative, right to review any and all books, documents, and records as may be necessary to certify the nature and extent of the costs of the services in excess of $10,000 per year.

2. If any of the services are performed by way of subcontract with another organization, the subcontract must contain and Supplier shall enforce a clause to the same effect as in Section III.C.1 above.

3. This provision survives the expiration or other termination of this Agreement, regardless of the cause giving rise to the expiration or termination.

IV. CONFIDENTIALITY

A. Protection of Customer’s Information. Supplier shall not in any manner disclose any information relating to the purchases by Customers of Products or purchases except to the Customer or KPS, and KPS shall not in any manner disclose pricing of Products, except to Customers.

B. Agreement Confidential. Neither party to this Agreement may disclose the terms of this Agreement to any other person or entity other than a Customer or as required by law. Neither party may make any public announcement concerning the existence of this Agreement or its terms without the prior written approval of the other party. KPS is entitled to disclose relevant information to potential Customers for the purpose of demonstrating Product availability or cost savings to the potential Customer.

C. Survival. The terms of this confidentiality provision survive any termination or expiration of this Agreement.

V. INDEMNIFICATION

A. Indemnification of Customers. Supplier shall indemnify, defend, and hold each Customer and its affiliates, officers, directors, and agents harmless from and against all damages, claims, or other losses arising from a breach of this Agreement by Supplier or arising from Products. This indemnity must include provision of a defense to any third party claims and the advance of costs related to this defense but does not extend to any portion of the loss due to a Customer’s negligence or willful misconduct.

B. Indemnification of KPS. Supplier shall indemnify, defend, and hold KPS and its affiliates, officers, directors, and agents harmless from and against all damages, claims, or other losses arising from a breach of this Agreement by Supplier or arising from Products. This indemnity must include provision of a defense to any third party claims and the advance of costs related to this defense but does not extend to any portion of the loss due to KPS’ negligence or willful misconduct.

C. Indemnification of Supplier. KPS shall indemnify, defend, and hold Supplier and its affiliates, officers, directors, and agents harmless from and against all damages, claims, or losses caused by KPS’ breach of any term in this Agreement. This indemnity must include provision of a defense to any third party claims and the advance of costs related to this defense but does not extend to any portion of the loss due to Supplier’s negligence or willful misconduct.

VI. WARRANTIES

A. Product Warranties. The warranty for each Product purchased pursuant to this Agreement is set forth in Exhibit G to this Agreement.

B. Services Warranty. Supplier represents and warrants that its employees, agents, and representatives have the skills and qualifications necessary to perform services under this Agreement in a timely, competent, first class, and professional manner in accordance with the highest industry standards and all applicable governmental requirements, laws, ordinances, rules, and regulations, and that Supplier is able to fulfill the technical service requirements and all other services requirements of this Agreement.

C. Manufacturers’ Warranties. Supplier shall provide to KPS copies of all warranties for Products Supplier receives from its vendors and all manufacturers’ warranties. Supplier assigns to KPS and to the Customers all vendors’ and manufacturers’ warranties and rights of action under these warranties and authorizes KPS and Customers to enforce these warranties.

D. Warranties Cumulative. The warranties provided under this Agreement are cumulative and apply to any replacement or modification of Products by Supplier or its employees, agent or agents, or

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representatives, and these warranties are in addition to any warranties provided at law or in equity.

VII. MISCELLANEOUS

A. Governing Law and Venue. This Agreement must be construed and its performance enforced under Texas law. The parties agree to be subject to personal jurisdiction in and consent to service of process in the State of Texas, except where an individual suit may involve Supplier and a Customer, in which case Supplier consents to the personal jurisdiction and service of process in the state or commonwealth where the Customer is domiciled. This Section survives expiration or other termination of this Agreement.

B. Third Party Beneficiary. This Agreement is entered into by KPS for the express, intended benefit of Customers and KPS, Each Customer is an intended third party beneficiary of this Agreement. Each Customer may enforce the terms and provisions of this Agreement that affect that Customer.

C. Binding Effect Upon Successors. This Agreement is binding upon and inures to the benefit of the parties and their respective successors and permitted assigns.

D. Assignment. Neither party may assign, subcontract, delegate, or otherwise transfer this Agreement or any of its rights or obligations under this Agreement (other than to a subsidiary or parent company of a party owning greater than 50% of that party) nor may it contract with third parties to perform any of its obligations.

E. No Waiver. The waiver of any breach of any term or condition of this Agreement does not waive any other breach of that term or condition or of any other term or condition unless agreed to in a writing signed by both parties.

F. Severability. If any part of this Agreement is for any reason found to be unenforceable, the unenforceable provision is reformed to conform to the law and all other parts of this Agreement nevertheless remain enforceable.

G. Headings. The descriptive headings of the sections of this Agreement are inserted for convenience only and do not control or affect the meaning or construction of any section.

H. Notices. Any notice required to be given under this Agreement must be in writing, postage and delivery charges pre-paid, and may be sent by fax, hand delivery, overnight mail service, first-class mail, or certified mail with return receipt requested to KPS or Supplier at the addresses and fax numbers set forth below. Any party may change the address to which notices are to be sent by notice given in accordance with the provisions of this Section. Notices under this Agreement are deemed to have been given, and are effective upon, actual receipt by the other party or, if mailed, upon the earlier of the fifth day after mailing or actual receipt by the other party.

If to KPS:	KP Select, Inc. 13727 Noel Road, Suite 1400 Dallas, Texas 75240 Attn: Custom Contracting Fax: 972.813.7893

And:	KP Select, Inc. 13727 Noel Road, Suite 1400 Dallas, Texas 75240 Attn: Operations Counsel Fax: 972.813.7939

If to Supplier:	SenoRx, Inc. 11 Columbia Aliso Viejo, California 92656 Attn: William F. Gearhart VP, Sales & Marketing Fax: 949.362.3519

I. Publicity. Supplier may not, without the prior written consent of KPS, use in advertising, publicity, or otherwise the names, trade names, trademarks, service marks, trade dress, or logos of KP Select, Inc., KPS, and KPS Customers, or refer to the existence of this Agreement in any press releases, advertising, or materials distributed to prospective customers or other third parties.

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EXHIBIT F

STANDARD TERMS AND CONDITIONS — PRODUCTS AND PRODUCT SYSTEMS

I. REQUIREMENTS

A. Replacement Products. If Supplier discontinues any Product and fails to provide a substitute of comparable functionality at a price not higher than the discontinued Product, the commitment requirements set forth in the Agreement, if any, shall not apply and Customer may purchase a substitute from any source.

B. Special Promotional Pricing. If Supplier offers a special promotion, it must be offered to all Customers and limited to the terms and conditions of the specific promotion. Supplier shall give KPS at least 14 days advance written notice of special promotions and coordinate all special promotions through KPS. If Supplier fails to follow this procedure, then any special promotional pricing more favorable than the prices offered to Customers under this Agreement becomes the new net pricing under this Agreement and applies for the remaining Term. If new net pricing goes into effect under this provision, the parties shall amend Exhibit A incorporating the new pricing.

C. Representatives. Supplier shall respond within 24 hours of a Customer’s request for a Supplier representative (including Customer’s request for training or service to Product System). Supplier must comply with Customer’s current visitation policies.

D. Product Notices. Supplier shall send all notices relating to the Products, as well as notices of any other changes affecting the Product and notices of new Product, to each Customer with copies to KPS. Supplier shall send written notice to all Customers and KPS not more than 24 hours after Supplier learns of any Product notice that may adversely affect the health or well being of any user of Product.

E. Product Recalls. Supplier shall notify KPS and all Customers of any Product recalls not more than 24 hours after Supplier first learns of the recall, and Supplier shall use its best efforts to monitor the recall status of all Products. Notices must include instructions and information regarding the Product recall and appropriate action to be taken by Customers. All costs associated with the correction of the recall and actions taken in response to the recall must be borne by Supplier.

F. New Technology.

1. Off Contract. If, during the Term, new technology (meaning more than an enhancement or improvement to an existing Product) for a Product becomes available from any source, including Supplier, that (i) offers significant technological advancements, (ii) would significantly improve clinical outcomes, or (iii) would significantly streamline work processes, as compared to existing Products (“New Technology”), then the commitment requirements set forth in the Agreement, if any, do not apply and KPS has the right to evaluate and contract with another Supplier so Customers have access to New Technology at all times. If Supplier cannot offer New Technology at comparable prices, the commitment requirements set forth in the Agreement, if any, do not apply and KPS has the right to contract with other suppliers for New Technology.

2. Add to Contract. Supplier shall give Customers priority access to new product releases. At least twice per year, Supplier must provide an update to Customer regarding Supplier’s business, including any new product releases and New Technology to be offered by Supplier. If Supplier offers New Technology at comparable discounts, then with KPS’ approval, Supplier must amend the Products and pricing on Exhibit A to include the New Technology.

G. Obsolete Technology. If KPS determines in its sole discretion that the technology of any Product falls behind current industry standards, KPS may contract with another source for appropriate products after giving Supplier 30 days’ written notice. Obsolete Products are automatically deleted from Exhibit A after KPS’ notice to Supplier.

H. Authorized Distributors. The following distributors are authorized by KPS to distribute the Products: Owens & Minor, and Caligor; and for alternate sites, PSS, McKesson, and Henry Shein.

I. HCPCS Codes for Medicare Reporting. Supplier must provide to Customers all HCPCS Codes recognized by Medicare for all Products and must cross-reference each HCPCS Code by Supplier’s Name, Supplier’s Identification Number, and Supplier’s Product Catalog Number. At any Customer’s request, Supplier must also provide HCPCS Codes for anything Supplier sold to that Customer since August 1, 2000. Regardless of any commitment level a Customer may enter into with Supplier under this Agreement. The Customer has no duty to purchase a Product for which Supplier does not comply with this Section. If a Customer has a commitment obligation, the obligation is decreased to the extent a Customer does not buy Products for which Supplier does not comply with this provision. In addition to all other remedies, KPS may terminate this Agreement if Supplier does not comply with this provision.

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J. Electrical Requirements. Supplier represents and warrants that all electrical Products are UL-approved or CSA-approverd.

II. PURCHASING TERMS AND CONDITIONS

A. Order Cancellation. Except orders for any custom Product System, which may not be canceled without Supplier’s approval, Customers may cancel orders at any time before Supplier’s shipment of the applicable Product System, with no cost or penalty.

B. Product System Site Preparation. Customer, at its expense, shall prepare the clinical sites where Product System will be installed according to the site preparation recommendations of Supplier. In no event is Supplier responsible for the quality or adequacy of the work not performed by, or not under the authority of, Supplier.

C. Installation Schedule. Supplier must cooperate with the Customer to schedule installation of each Product System at a time when the installation would have minimal impact on the Customer’s business operations. Supplier may not schedule any installation of any Product System without first obtaining the Customer’s approval of the proposed installation schedule. The proposed installation schedule that Supplier must present to Customer for Customer’s approval must include an estimate of the time required to complete installation and testing of the Product System, and the time required to complete clinical training on the Product System.

D. Preparation for Installation of Product System. After delivering Product System, and at no additional charge, Supplier is fully responsible for performing all tasks necessary to install the Product System, including, without limitation, uncrating, unpacking, field assembly, interconnection, calibration, testing, and inspection, to ensure that the Product System conforms to Product System specifications and is completely ready to perform all procedures for which it is designed and marketed by Supplier.

E. Inspection and Acceptance.

1. Product System not Requiring Installation by Supplier. For Product System that is not installed by Supplier, Customer has ten business days from the date of delivery to inspect and accept or reject the Product System. If Customer finds the Product System is broken or damaged, then Customer may reject the Product System and return it at Supplier’s expense. This provision does not limit Customer’s remedies.

2. Product System Requiring Installation by Supplier. For Product System that is installed by Supplier, Customer is not deemed to have accepted any Product System until the Product System is operating according to specifications and ready for use.

F. Returns. If these terms conflict with Supplier’s return policy attached as Exhibit C, these return terms control.

1. Reasons for Returns. Customer may return Product System to Supplier, at Customer’s option, if Customer determines in good faith that any of the following conditions are met:

a. Product System is shipped in error by Supplier;

b. Product System is damaged before it is accepted by Customer;

c. Product System’s packaging or crating is damaged before it is accepted by Customer;

d. Product System does not materially perform to performance specifications provided by Supplier or the manufacturer of Product System;

e. Product System does not meet industry quality standards related to performance specifications and data submissions required by the FDA or FDA approval of the Product System;

f. Supplier gives prior written approval and Supplier shall not unreasonably withhold its approval.

2. Manner of Return. Where possible, Customer shall return Product System in its original packaging or crating.

III. TRAINING, WARRANTY, AND AFTER-

WARRANTY MAINTENANCE

A. Training. At no additional charge, Supplier shall perform, at a time and location reasonably requested by Customer (including all three work shifts, if necessary in Customer’s sole judgment), in-service, clinical, applications, and biomed training sessions for Customer’s personnel (including nurses, physicians, and technologists). Supplier must provide each Customer with a detailed written description of this training, including a description of the program length and format, program content, qualifications of instructors, and any written materials to be distributed, and must also include Supplier’s recommendation regarding the frequency of refresher courses. Supplier must provide sufficient samples to Customer to accomplish this and any other Product training undertaken by the Customer, but Supplier must not provide any more samples than is necessary to

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accomplish the Customer’s training needs. If Supplier offers e-training, Supplier must also make e-training available to each Customer at no additional charge. If requested by Customer, Supplier must certify that the trained personnel have completed Supplier’s training program.

B. Training Materials. At no additional charge, Supplier must provide a written training guide or set of training videotapes to each Customer to be used for in-service training by Customer’s staff. Customers are entitled to make copies, for internal purposes only, of any in-service and clinical training materials.

C. Biomed Orientation. At no additional charge, if requested by a Customer, Supplier shall provide Customer’s biomed staff with an on-site orientation and in-service session upon installation of Product System. If Customer coordinates a location and training agenda with 10 or more biomed personnel, Supplier shall provide training at the agreed upon location at no charge.

D. Manuals. At no additional charge, Supplier shall supply Customers with the following items no later than the time of delivery of the Product System: (i) two copies of operator manuals covering the applicable Product System and accessories; and (ii) one copy of complete service manuals detailing applicable Product System and accessories including, but not limited to, parts lists and diagrams. All updates to manuals and final versions (where applicable) of manuals must be provided for the life of the Product System. The duty to provide updates under this provision survives the expiration or other termination of this Agreement.

E. Warranty Extension. If any Product System exceeds generally accepted repair down time during the warranty period, Supplier shall extend the warranty coverage on the affected Product System for no additional charge until the Customer is fully satisfied with the performance of the Product System.

F. Product System Maintenance. Supplier warrants that it is possible for the Product System to be maintained during its useful life by Customer to manufacturer’s specification without an after-warranty maintenance contract.

G. Maintenance Discounts. Supplier shall provide discounts for after-warranty Product System maintenance, including repair labor, travel charges, Product System software, and replacement parts. These discounts are listed on Exhibit A.

H. Copies of Maintenance Contracts. If requested by KPS, Supplier shall mail copies of all maintenance contract proposals for Customers, attention: Equipment Contracting Department, at the same time the maintenance contracts are offered to Customers.

I. Independent Service Organization. If requested, Supplier shall sell maintenance services to Independent Service Organizations (“ISO”) that are designated as third party agents of Customers.

J. Product Enhancements and Upgrades. During the useful life of the applicable Product, Supplier must provide all Product enhancements and upgrades (including Product System software upgrade) to Customer at a price [***], and within [***] of Supplier’s notification to Customer of the release of the enhancement or upgrade. Included in the price of each software upgrade is one kit Product so that Customer may confirm the upgrade. For the avoidance of doubt, Supplier’s provision of Product enhancements and upgrades is not conditioned upon Customer’s purchase of a maintenance agreement, warranty, or extended warranty. This provision survives expiration or other termination of this Agreement.

K. Enhancement and Upgrade Notification. For each Product purchased by Customer, Supplier must notify the Customer of each Product enhancement and upgrade (including Product System software upgrades and any hardware upgrade associated with the software upgrade), within 30 days of Supplier’s release of the upgrade.

L. Scheduling Product System Upgrades. Supplier must cooperate with the Customer to schedule any installation of software upgrade (and any associated hardware upgrade) at a time when the installation would have minimal impact on the Customer’s business operations. Supplier may not schedule any installation of any software upgrade without first obtaining the Customer’s approval of the proposed installation schedule.

IV. MISCELLANEOUS

A. Supplier Representatives. Supplier shall provide representatives to call upon Customers on a periodic basis as agreed by Supplier and the respective Customers. Supplier’s representative shall respond to Customer’s demand for a call not more than 24 hours after Customer’s demand to Supplier. Supplier (including Supplier’s representatives) must comply with each Customer’s vendor-visitation policies.

B. Product System Recalls. Supplier shall notify KPS and all Customers of any Product System recalls not more than 24 hours after Supplier first learns of the recall, and Supplier shall use its best efforts to monitor the recall status of all Product System. Notices must include instructions and information regarding the Product System recall and appropriate action to be taken by Customers. All costs associated with the correction of the recall and actions taken in response to the recall must be borne by Supplier.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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C. Product System Notices. Supplier shall send all notices relating to the Product System, as well as notices of any other changes affecting the Product System and notices of new Product System, to each Customer with copies to KPS. Supplier shall send written notice to all Customers and KPS not more than 24 hours after Supplier learns of any Product System notice that may adversely affect the health or well being of any user of Product System.

D. Accessories. Supplier shall offer Product System accessories and components to Customers, including, but not limited to, hardware, firmware, and software that may be used with Product System. This duty survives the expiration or other termination of this Agreement.

E. Replacement Parts. All replacement parts for the Product System must be available for not less than ten years following the earlier of either (i) the date when Supplier ceases to sell the Product System or a reasonable substitute of the Product System, or (ii) the expiration of the warranty period described in this Agreement, including all applicable warranty extensions.

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EXHIBIT G

SUPPLIER’S PRODUCT WARRANTIES

1. Consumable Products. Supplier warrants that all consumable Products are free from defects in material and workmanship, meet Product specifications set forth in the Product packaging. This warranty is in addition to any warranties provided by law.

2. Reusable Products. Supplier warrants that all non-consumable Products (e.g., Product Systems) are free from defects in material and workmanship, meet Product specifications set forth in the Product packaging. This warranty is in addition to any warranties provided by law.

In addition, Supplier warrants that all non-consumable Products function as designed and represented for a period of eighteen months after Customer’s first use of the Product (“Initial Warranty Period”). This is a “no-fault” warranty, meaning that it applies to all non-consumable Products except those non-consumable Products damaged by Customer’s alteration, modification, or abuse, or otherwise damaged by vandalism, burglary, or theft while in Customer’s custody and control.

3. Uptime Guarantee and Maintenance Agreements. After the Initial Warranty Period, Customers may purchase maintenance agreements at the prices listed on Exhibit A. Those maintenance agreements provide warranty protection for the non-consumable Products as if the Products were within the Initial Warranty Period.

4. Warranty Remedy. Customer’s sole remedy under this warranty is that Supplier must repair or replace the non-conforming Product (at Customer’s discretion) within 24 hours after Customer notifies Supplier of the problem. Nothing in this warranty limits any of Customer’s other rights or remedies.

IN NO EVENT SHALL THE SUPPLIER BE LIABLE TO THE CUSTOMER OR ANY THIRD PARTY FOR LOST PROFITS, OR ANY SPECIAL CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES FOR BREACH OF THIS WARRANTY. THIS LIMITATION SHALL APPLY EVEN WHERE THE SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED HEREIN.

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EXHIBIT H

SUPPLIER’S ENVIRONMENTAL AND SOCIAL ISSUES DISCLOSURES

Mercury Reduction. KPS’ key Customers are committed to minimizing the amount of mercury used in their operation and desire to avoid the acquisition of Products that contain mercury whenever feasible alternatives exist that do not compromise patient care. Supplier must provide information in relation to those Products that contain mercury.

☒	The Products do not contain mercury.

☐	The Products that contain mercury are identified in Exhibit A to this Agreement, which specifies the amount of mercury contained in each product that contains mercury and indicates if a feasible mercury-free alternative is available.

Latex Reduction. KPS’ key Customers are committed to protecting patients and healthcare workers against exposure to latex and its allergenic properties. Supplier must provide information in relation to those Products that contain latex either in the Products or their packaging.

☒	The Products or their packaging offered in this Agreement do not contain latex.

☐	The Products or their packaging that contain latex are identified in Exhibit A to this Agreement which specifies the location of latex contained in each product or its packaging.

Hazardous Substances or Processes. Supplier will deliver to KPS and Customers a Material Safety Data Sheet (MSDS) for each hazardous substance or mixture as defined in any local, state, or federal statute, law, or code ordered under the agreement. Each MSDS must contain all required information concerning the hazardous substance or mixture, in a format agreed upon by KPS or the Customer.

Environmental Conditions. Supplier will notify KPS and Customers of any environmental conditions (such as storage temperature), limitations, or requirements for use and storage of the Products.

Social Issues: (attached)

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EXHIBIT I

QUALITY ASSESSMENT AND IMPROVEMENT PROGRAMS

A. KFHP Quality Assessment and Improvement Programs. Supplier hereby acknowledges that the quality assessment and improvement programs of KFHP require KFHP to monitor the quality assessment and improvement activities of contracting providers. Supplier agrees (i) to participate in KFHP’s quality assessment and improvement programs, including review by KFHP’s quality assurance and improvement committees and staff, (ii) to abide by KFHP’s quality assessment and improvement plans, and (iii) to cooperate with KFHP to objectively monitor and evaluate the quality or services provided at Supplier’s site(s), including, but not limited to, the availability, accessibility, acceptability, and continuity of such care.

Supplier shall investigate and respond immediately to all quality issues, and shall work with KFHP to resolve any accessibility and other quality issues related to services provided to KFHP patients. Supplier will remedy, as soon as reasonably possible, any condition related to patient care which has been determined by KFHP, or any government or accrediting agency to be unsatisfactory. The parties shall work together to continuously assess and improve the quality and accessibility of care provided to KFHP patients and to resolve problems related to the provision of services.

Supplier will provide information for use in quality assessment and improvement activities conducted by KFHP, including, but not limited to, Customer and patient specific information. KFHP will protect the confidentiality of such information to the extent required under state and federal law. Upon request, Supplier shall provide data, information and records (i) which KFHP must review for accreditation by the National Commission for Quality Assurance (“NCQA”) and for credentialing activities that meet NCQA standards, and (ii) which is required by other accrediting organizations. Supplier will provide KFHP access to all patient care protocols, policies and procedures, and any modifications, upon request.

Supplier shall permit, at reasonable times with reasonable notice, Inspection of its site(s) by accrediting organizations. Supplier shall permit KFHP and appropriate government officials to conduct periodic site evaluations of Supplier’s site(s). Supplier will participate in all utilization management, quality assessment and improvement, credentialing, re-credentialing, peer review, and any other activities required by regulatory and accrediting agencies.

KFHP’s duty hereunder does not relieve Supplier of any duty of care to provide KFHP patients with services in accord with the appropriate standard of care.

B. KFHP Compliance with Laws. KFHP shall ensure, through its quality assessment and improvement programs, that services performed by Supplier under this Agreement at a KFHP facility are performed in a safe and effective manner, as required by 42 Code of Federal Regulations Section 482.12(e), and KFHP shall retain administrative and professional responsibility for all services rendered by Supplier to patients of KFHP, as required by Title 22 California Code of Regulations Section 70713. The foregoing shall not modify the allocation of liability or indemnification obligations between the parties as set forth in this Agreement or as otherwise provided by law.

Supplier agrees to comply with applicable law regulation in the performance of services to KFHP patients. To the extent Supplier provides services in support of any KFHP entity accredited by the Joint Commission on Accreditation of Healthcare Organizations (JCAHO), Supplier agrees to provide services in accord with applicable JCAHO standards.

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EXHIBIT J

CONTRACT IMPLEMENTATION PLAN

Supplier Training Program:

•	[***]

•	[***]

•	[***]

•	[***]

Contract Implementation – will be based on implementation schedule to be provided by Customer:

1.	Installation appointments scheduled with each Customer breast center facility based on availability of staff for biopsy Product System installation training.

2.	[***]

3.	Clinical application specialists assigned to each Customer breast center for on-going training and in-servicing needs.

4.	Total number of breast canters installed will be based upon implementation schedule provided by Customer and could include up to [***] locations every 30 days.

Implementation schedule for any additional locations and new units that are added will be based on schedule provided by Customer.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

SenoRx, Inc. Agreement for Breast Biopsy Products Version 3-11-04 (Rev. 2/17/05)	24

EXHIBIT K

MAINTENANCE POLICY

If the Product is not under warranty, Customer may purchase Major Repair services or Minor Repair services for the Product at the prices set forth on Exhibit A. For the avoidance of doubt, the pricing on Exhibit A for all repair services includes shipping to and from the Customer and an appropriate shipping container for the Product being shipped.

The following are Major Repairs:

[***]

All other repairs are Minor Repairs. All Minor Repairs entail;

•	Complete functional test

•	Complete safety test

Examples of Minor Repairs include;

[***]

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

SenoRx, Inc. Agreement for Breast Biopsy Products Version 3-11-04 (Rev. 2/17/05)	25

EXHIBIT L

TRADE-IN ALLOWANCES

Supplier must provide a $[***] trade-in value for each piece of competitive equipment at a particular Customer’s location, if Customer does not have competitive equipment at a location, then Supplier must provide a $[***] discount on the first Product System the Customer purchases for that location.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

SenoRx, Inc. Agreement for Breast Biopsy Products Version 3-11-04 (Rev. 2/17/05)	26